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                                                                   EXHIBIT 23(E)

                                    CONSENT

     We hereby consent to the use of our opinion as an annex to the Proxy Statement of Peoples Bancorp of Worcester, Inc. (the "Company") that is being furnished to the shareholders of the Company in connection with a special meeting of such shareholders, called for the purpose of voting upon the proposed merger transaction (the "Transaction") whereby the Company would become a wholly-owned subsidiary of Shawmut National Corporation ("Shawmut"), and to the use of our name and the references to us in such Proxy Statement. We also acknowledge that such Proxy Statement will be incorporated into a Registration Statement on Form S-4 of Shawmut relating to the registration of the shares of Shawmut common stock expected to be issued in connection with the Transaction.

                                            McDANIELS & CO.

                                            By:      /s/  JOHN MORRELL
                                                        John Morrell
                                                          Director

Boston, Massachusetts
March 29, 1994